UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2012, the Board of Directors (“Board”) of Caterpillar Inc. (“Company”) unanimously elected Jon M. Huntsman, Jr. as an independent director, effective immediately, with a term expiring at the annual meeting of stockholders in 2012.    At this time, Mr. Huntsman has not been assigned to any committees of the Board.

There is no arrangement or understanding between Mr. Huntsman and any other persons pursuant to which Mr. Huntsman was selected as a director.  There are no transactions involving Mr. Huntsman requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Huntsman will receive the standard compensation received by the Company’s non-employee directors.  These compensation arrangements are discussed in the Company’s preliminary proxy statement, filed with the Securities and Exchange Commission on April 11, 2012.

A copy of the Company’s press release issued on April 11, 2012, regarding Mr. Huntsman’s election to the Board is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Caterpillar Inc. Press Release dated April 11, 2012

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

April 12, 2012	By:	/s/James B. Buda
James B. Buda
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Caterpillar Inc. press release dated April 11, 2012.